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                                                                    EXHIBIT 10.2

                 CONSULTANCY AGREEMENT, dated as of June 4, 2002
                 (the "Agreement"), between LARGE SCALE BIOLOGY
                CORPORATION, a Delaware corporation ("LSBC"), and
                  N. LEIGH ANDERSON, PH.D. (the "Consultant").

               In consideration of the Consultant's agreement to supply services under this Agreement and the mutual agreements set forth below, the sufficiency of which is hereby acknowledged, LSBC and the Consultant agree as follows:

               1. Term and Termination. This Agreement shall continue in full force and effect for a period commencing on the date of this Agreement and terminating on December 31, 2002 (the "Term"); provided, however, that this Agreement may be earlier terminated, (i) at the sole discretion of LSBC, at any time upon 15 days' written notice to the Consultant or (ii) at the sole discretion of the Consultant, at any time upon 15 days' written notice to LSBC.

               2. Consulting Services. During the Term, the Consultant will provide LSBC with such services as it shall reasonably request within the scope of the Consulting Services (as defined below). In the performance of these duties, the Consultant shall provide LSBC with the benefits of his experience and best judgment and will render such services in good faith. The Consultant, when requested by LSBC to provide services, shall make available such time in rendering the Consulting Services as shall be mutually agreed upon and acceptable to the Consultant and LSBC. The Consultant's duties (the "Consulting Services"), may include, but will not necessarily be limited to, (i) rendering advice and information with regard to the business and operations of LSBC or its affiliates or subsidiaries, including without limitation its proteomics business, as requested, and (ii) providing services in connection with any proposed transaction by LSBC or its affiliates or subsidiaries. As used in this Agreement, "subsidiaries" and "affiliates" shall mean any company controlled by, controlling or under common control with LSBC.

               3. Expenses. LSBC shall reimburse the Consultant for reasonable and customary out-of-pocket expenses, including travel expenses, actually incurred in connection with the Consulting Services and authorized in advance by LSBC.

               4. Compensation. In connection with his previous employment with LSBC, the Consultant received (i) an option to purchase 75,000 shares (as adjusted for the 1.5-to-1 stock split effective August 9, 2000) of common stock of LSBC (the "Common Stock") at an exercise price of $7.50 per share (as adjusted for such stock split) (the "1999 Options"), granted to the Consultant on December 31, 1999 pursuant to LSBC's 2000 Stock Incentive Plan (the "Plan"), as successor to the Predecessor Plans (as defined in the Plan), and the Notice of Grant of Stock Option, dated December 31, 1999, between LSBC and the Consultant (the "1999 Option Notice"), of which options to purchase 69,375 shares had vested as of the date of this Agreement and (ii) options to purchase 60,000 shares of Common Stock at an exercise price of $6.19 per share (the "2001 Options" and, together with the 1999 Options, the "Options") granted to the Consultant on March 9, 2001 pursuant to the Plan and the Notice of Grant of Stock Option, dated March 9, 2001, between LSBC and the Consultant (the "2001 Option Notice" and together with the 1999 Option Notice, the "Option Notices"), of which options to purchase 15,000 shares had vested as of the date of this Agreement. Options to purchase any additional shares of Common

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Stock or other securities of LSBC granted to the Consultant pursuant to the
Plan, the Option Notices or otherwise are hereby terminated; except that the Consultant shall be entitled, upon the execution of appropriate stock purchase documents, to receive any of the total of 4,256 shares of Common Stock not yet delivered to the Consultant, 1,337 shares of which were purchased by the Consultant on February 28, 2002, and 2,919 shares of which were purchased by the Consultant on May 31, 2002, in each case pursuant to salary reductions. As compensation for the Consulting Services, (x) notwithstanding that the Consultant is no longer employed by LSCB, the Options shall continue to vest, in accordance with the terms of the Plan and the applicable Option Notice, until the end of the Term or until this Agreement is terminated pursuant to Section 1, whichever is earlier, and (y) the exercise period with respect to the Options shall be extended and the Options shall remain exercisable until June 3, 2007, provided that in no event shall an Option remain exercisable past the Expiration Date (as defined in the applicable Option Notice). Except as otherwise provided herein, the Options shall be exercised in accordance with the terms of the Plan and the applicable Option Notice.

               5. Noncompetition. (a) The Consultant acknowledges and recognizes his possession of secret, confidential or proprietary information pertaining to the business of LSBC, its affiliates or subsidiaries (including without limitation, trade secrets, technology, know how, designs, specifications, software, source code, protocols, algorithms, business strategies or plans, or other intellectual property) and acknowledges the highly competitive nature of the business of LSBC and its affiliates and subsidiaries and accordingly agrees that, for and in consideration of the payments and promises made by LSBC herein and other good and valuable consideration, he shall not, during the Term, directly or indirectly, as an owner, partner, member, shareholder (except to the extent specified herein), director, consultant, agent, employee or co-venturer of any Person (as defined herein), compete commercially in the Business (as defined herein). For purposes of this Agreement, "Business" shall mean the businesses of LSBC or its affiliates or subsidiaries, including the businesses of (i) making or having made, designing, developing, manufacturing, selling or having sold, buying, acquiring, licensing, leasing, furnishing, or maintaining or using products, including diagnostics, diagnostic markers, novel targets for drug discovery, drug combinations, improved drugs, related software, hardware, instruments or machines, and processes related to researching, finding, isolating, analyzing, identifying, and characterizing proteins; (ii) researching, finding, isolating, analyzing, identifying, and characterizing proteins, characterizing disease processes at the protein level by the systematic study of the protein complement of an organism, and/or compiling protein databases, in each case for commercial purposes; (iii) leasing or selling instruments, systems protein databases and related research services anywhere in the world (nothing in this definition is intended to narrow the recognition that the products and processes and databases developed by LSBC, or its affiliates or subsidiaries, may have applicability beyond their uses in association with proteins and would be used, sold or leased within the scope of the Business for all such uses), and (ii) the term "Person" shall mean an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization. Notwithstanding the foregoing, the Consultant may own a passive investment representing an interest of less than 5% of any outstanding class of shares of any Person directly or indirectly competing in the Business (x) if such securities are listed on a national or regional securities exchange or publicly traded in the "over-the-counter" market or (y) with the consent of LSBC, which consent shall not be unreasonably withheld.

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               (b) LSBC and the Consultant intend that this Section 5 be
enforced to the fullest extent permissible under applicable law and by injunctive or other appropriate equitable relief. If any portion of this Section 5 is found to be unenforceable, LSBC and the Consultant intend that the remaining provisions shall be fully enforced upon their terms. The Consultant agrees that this Section 5 is fair and reasonable, and that this Section 5 will not unfairly or unreasonably restrict the Consultant's ability to earn a living or pursue his chosen career or profession.

               6. Confidentiality. (a) The Consultant further covenants and agrees that he will not divulge (except as may otherwise be permitted pursuant to this Agreement) any secret, confidential or proprietary information pertaining to the business of LSBC or any of its affiliates or subsidiaries (including without limitation, trade secrets, technology, know how, designs, specifications, software, source code, protocols, algorithms, business strategies or plans, or other intellectual property), unless first approved in writing by LSBC. For purposes of this Agreement, the term secret, proprietary or confidential information does not include any information that is or becomes generally available to and known by the public (other than as a result of an unpermitted disclosure directly or indirectly by you or any third party).

               (b) The Consultant agrees that he will not, during the term of this Agreement, improperly use or disclose to LSBC any proprietary information or trade secrets of any former or current employer or other person or entity with which he has an agreement or duty to keep in confidence information acquired by him in confidence, and that he will not bring onto the premises of LSBC or any of its affiliates or subsidiaries any unpublished document or proprietary information belonging to such employer, person or entity unless consented to in writing by such employer, person or entity.

               (c) The Consultant recognizes that LSBC, and its affiliates and subsidiaries, have received from third parties confidential or proprietary information of such third parties subject to a duty on the part of LSBC and its affiliates and subsidiaries to maintain the confidentiality of such information and to use it only for certain limited purposes. The Consultant agrees that, insofar as he is aware of the confidential status of such information, he owes LSBC and such affiliates and subsidiaries an ongoing duty to hold all such confidential or proprietary information in confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in connection with this Agreement or as required by law.

               (d) The Consultant agrees that upon or promptly after the termination of this Agreement for any reason, he will provide to LSBC a reasonably detailed inventory of all records, files, notes, memoranda, reports, work product and similar items, and any manuals, drawings, sketches, plans, tape recordings, computer programs, disks, cassettes and other physical representations of any information, relating to LSBC or any of its affiliates or subsidiaries, or to the business of LSBC or any of its affiliates or subsidiaries, whether or not constituting confidential information (the "Data Inventory") and hereby represents and warrants that the Data Inventory shall upon delivery represent a complete and accurate inventory of the aforesaid materials in the Consultant's possession. Within five business days following the Consultant's receipt from the Chairman of LSBC of a return copy of such Data Inventory specifying those elements that are to be returned to LSBC, the Consultant shall return to LSBC all of the items so marked for return on such Data Inventory, together with any other property

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then in his possession belonging to LSBC or any of its affiliates or subsidiaries. The Consultant further agrees that he will not retain or use for his account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of LSBC or its affiliates or subsidiaries.

     (e) The Consultant acknowledges and agrees that LSBC's remedies at law for a breach or threatened breach of any of the provisions of this Section 6 or of
Section 5 or 7 would be inadequate and, in recognition of this fact, the Consultant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, LSBC, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

     7. Non-Conflicting Agreements. The Consultant has no, and will not enter into any, agreements or obligations which would prevent or interfere with the performance of his obligations hereunder.

     8. Indemnity. The Consultant shall be indemnified by LSBC against all judgments, payments in settlement (whether or not approved by a court), fines, penalties and other reasonable costs and expenses (including reasonable fees and disbursements of counsel) imposed upon or incurred by the Consultant in connection with or resulting from any action, suit, proceeding, investigation or claim, whether civil, criminal, administrative, legislative or other (including any criminal action, suit or proceeding in which the Consultant enters a plea of guilty or nolo contendere or its equivalent), or any appeal relating thereto which is brought or threatened by any other person, governmental authority or instrumentality (herein called a "third-party action") and in which the Consultant is made a party or is otherwise involved by reason of his being or having been a consultant of LSBC pursuant to this Agreement or by reason of any action or omission, or alleged action or omission by the Consultant in his capacity as such Consultant, if either (a) the Consultant is the prevailing party, on the merits or otherwise, in defending such third-party action or (b) in the judgment of a court of competent jurisdiction or, in the absence of such determination, in the reasonable judgment of LSBC, the Consultant acted in good faith and in material compliance with this Agreement and in what he reasonably believed to be the best interest of LSBC and, in addition, in any criminal action, had no reasonable cause to believe that his conduct was unlawful. In case the Consultant is successful, on the merits or otherwise, in defending part of such action, or, in the judgment of such a court or LSBC, has met the applicable standard of conduct specified in the preceding sentence with respect to part of such action, he shall be indemnified by LSBC against the judgments, settlement payments, fines, penalties, and other costs and expenses attributable to such part of such action. The foregoing rights of indemnification shall be in addition to any rights which the Consultant may otherwise be entitled. In any case in which, in the judgment of LSBC, the Consultant will be entitled to indemnification under the foregoing provisions of this Section 9, such amounts as they deem necessary to cover, the reasonable costs and expenses incurred by the Consultant in connection with the action, suit, proceeding, investigation or claim prior to final disposition thereof may be advanced to the Consultant upon receipt of an undertaking by or on behalf of the Consultant to repay such amounts if it is ultimately determined that he is not so entitled to indemnification.

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      9. Relationship of the Parties. The Consultant's position will be that of an independent contractor and not an employee or agent of LSBC. Consequently, except as otherwise provided in the letter agreement, dated the date hereof (the "Separation Agreement"), between the parties hereto, the Consultant will not be entitled to participate during the Term in any of the employee benefit plans, programs or arrangements of LSBC or any of its affiliates or subsidiaries. The Consultant shall be responsible for and pay all taxes related to the receipt of any payments hereunder.

     10. Assignment; Effect of Termination. This Agreement is personal to the Consultant and shall not be assignable by the Consultant. This Agreement may be assigned by LSBC to any successor thereto or to any of its affiliates or subsidiaries. Termination of this Agreement shall not affect the Consultant's obligations set forth in Sections 5 and 6 or LSBC's obligations set forth in Sections 3 and 4.

     11. Entire Agreement; Amendment and Modification. This Agreement and the Option Notices, except as they may be amended or modified in a writing between the parties, constitute the entire agreement between the parties with respect to the Consultant's service as a consultant of LSBC and terminate and supersede all other or prior written or oral agreements or understandings between the parties with respect thereto; provided that the Separation Agreement and the Inventions Agreement (as defined in the Separation Agreement) shall continue in full force and effect and are not affected hereby. No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor any consent to any departure therefrom, shall in any event be effective unless the same shall be in writing specifically identifying this Agreement and signed by LSBC and the Consultant.

     12. Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, including, without limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

     13. Headings. The Section headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     14. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California without regard to principles of conflicts of laws.

     15. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original but which together shall constitute one and the same agreement.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date written above.

                                    LARGE SCALE BIOLOGY CORPORATION

                                    By:   /s/ John D. Fowler, Jr.
                                          ------------------------------
                                          John D. Fowler, Jr.
                                          President

                                     /s/ N. Leigh Anderson, Ph.D.
                                    ------------------------------------
                                    N. Leigh Anderson, Ph.D.
                                    Address:

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